UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2022

Nuo Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-28443	23-3011702
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8285 El Rio, Suite 190, Houston, Texas 77054
(Address of principal executive offices) (Zip Code)

(346) 396-4770
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:  None

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.08 Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01 Other Events.

On September 29, 2022, the Board of Directors of Nuo Therapeutics, Inc. (the “Company”) determined that the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) will be held at the Company’s principal executive office at 8285 El Rio, Suite 190, Houston, Texas on December 2, 2022, or as otherwise set forth in the Company’s notice and proxy statement for the Annual Meeting to be filed no less than 40 days prior to the Annual Meeting. Stockholders of record of the Company’s common stock as of the close of business on September 30, 2022 will be entitled to notice of, and to vote at, the Annual Meeting.

Stockholders of the Company who wish to have a proposal, including nominations of persons for election to the Board of Directors, considered for inclusion in the Company’s proxy materials for the Annual Meeting must ensure that such proposal is received by, on or before the close of business on October 10, 2022, which date the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials, and which complies with the requirements of the Amended and Restated By-Laws of the Company as adopted May 5, 2016 (the “By-Laws”). To be eligible for inclusion in the proxy materials for the Annual Meeting, any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission and in the By-Laws. Proposals and notices must be in writing and received by the Company’s Secretary, David Jorden, addressed to: Nuo Therapeutics, Inc. Board of Directors, Attn: Secretary, 8285 El Rio, Suite 190, Houston, Texas 77054.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuo Therapeutics, Inc.

By:	/s/ David E. Jorden
David E. Jorden
Chief Executive and Chief Financial Officer

Date: September 30, 2022